Franklin Credit Management Corporation 10-12G
Exhibit 10.17
March 28, 2011
Franklin Credit Management Corporation
Franklin Credit Holding Corporation
101 Hudson St., 25th Floor
Jersey City, NJ 07302
Attention: Thomas J. Axon, President
Attention: Paul Colasono, Chief Financial Officer

Re:	Limited Waiver of Identified Default
Dear Tom and Paul:
Reference is hereby made to a certain Amended and Restated Credit Agreement (Licensing) dated as of March 31, 2009 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Licensing Credit Agreement”) by and among Franklin Credit Management Corporation and Franklin Credit Holding Corporation (each, a “Borrower” and collectively, “Borrowers”), and The Huntington National Bank, a national banking association (“Huntington”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Licensing Credit Agreement.
The Borrowers have advised the Administrative Agent that they are in default of subsection (a) “Net Income Before Taxes,” of Section 7.07, “Financial Covenants,” of the Licensing Credit Agreement (the “Identified Default”) for failure to maintain the minimum Net Income Before Taxes set forth therein. The Borrowers have further requested that Huntington waive the Identified Default for the period through and including September 30, 2011, and subject to the terms and conditions set forth herein, the Administrative Agent, for itself and on behalf of the Lenders hereby waives the Identified Default for the period through and including September 30, 2011.
Nothing in this limited waiver letter shall (i) cause a modification of the Licensing Credit Agreement or related documentation, except as precisely set forth above; (ii) establish any custom or in any manner waive or modify any future default or Event of Default; (iii) entitle any Borrower to any other or further notice or demand whatsoever; or (iv) in any way modify, change, impair, effect, diminish, or release any Borrower’s liability under or pursuant to the Licensing Credit Agreement.
Please acknowledge your receipt of this letter and agreement to all terms hereof by signing in the space provided below and returning a copy to the undersigned. If you have any questions regarding this letter, please contact me.

THE HUNTINGTON NATIONAL BANK, ADMINISTRATIVE AGENT
By:	/s/ David L. Abshier
David L. Abshier, Senior Vice President

cc:	Mark T. Bahlmann Timothy E. Grady, Esq. Kevin P. Gildea, Esq.

Kevin Gildea
March 28, 2011

Accepted and agreed:
FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Paul D. Colasono Name: Paul D. Colasono
Title: Chief Financial Officer
FRANKLIN CREDIT HOLDING CORPORATION

By:	/s/ Paul D. Colasono Name: Paul D. Colasono
Title: Chief Financial Officer